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Exhibit 24.1

POWER OF ATTORNEY

        The undersigned, as a trustee of Great Lakes REIT (the "Company"), does hereby constitute and appoint Richard A. May, Richard L. Rasley and James Hicks, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 and any and all amendments hereto, and to file the same, with exhibits and schedules thereto, and other documents therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, I have hereunto set my hand this 11th the day of March, 2003.

/s/ MATTHEW S. DOMINSKI Matthew S. Dominski
/s/ PATRICK R. HUNT Patrick R. Hunt
/s/ DANIEL P. KEARNEY Daniel P. Kearney
/s/ LEANDRA R. KNES Leandra R. Knes
/s/ DONALD E. PHILLIPS Donald E. Phillips
/s/ JAMES E. SCHRAGER James E. Schrager
/s/ RICHARD E. TERRY Richard E. Terry

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POWER OF ATTORNEY